Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

June 2012 Performance Update

The Frontier Fund Supplement Dated June 30, 2012 to Prospectus Dated April 30, 2012.

The Frontier Fund Class 2 Original

T H E   F R O N T I E R   F U N D ’ S   G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

June performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	June 30, 2012 MTD	June 30, 2012 YTD	NAV / Unit
Balanced Series-2	-4.31%	-0.01%	$155.01
Balanced Series-2a	-4.05%	0.50%	$128.99
Tiverton/Graham/Transtrend Series-2	-5.59%	-4.29%	$107.04
Currency Series-2	-3.85%	-6.55%	$81.87
Long/Short Commodity Series-2	-2.37%	-4.80%	$154.20
Winton/Graham Series-2	-6.92%	-6.88%	$120.78
Winton Series-2	-3.82%	-5.25%	$157.12

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of June 30, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$2,866,170.81
Unrealized trading gain (loss)	(5,333,218.88)
Less: Commissions	(86,253.98)
Less: Trading Fee paid to Managing Owner	(35,295.33)
Interest income	6,670.05

Total Income	(2,581,927.33)
EXPENSES
Broker service fees	0.00
Incentive fees	(29,407.78)
Management fees	47,114.28

Total Expenses	17,706.50

Net Income (Loss)	$(2,599,633.83)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	376,332.87950	$60,963,715.29	$161.99
Current month additions	0.00000	0.00
Current month redemptions	(6,369.32060)	(1,015,122.32)
Net income (loss) for current month		(2,599,633.83)	(6.98)

Net asset value, end of current month	369,963.55900	$57,348,959.14	$155.01

	Monthly rate of return		-4.31%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$62,328.22
Unrealized trading gain (loss)	(109,173.11)
Less: Commissions	(1,715.01)
Less: Trading Fee paid to Managing Owner	(708.62)
Interest income	1,433.34

Total Income	(47,835.18)
EXPENSES
Trading fees	1,095.96
Broker service fees	0.00
Incentive fees	(3,337.67)
Management fees	947.81

Total Expenses	(1,293.90)

Net Income (Loss)	$(46,541.28)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	10,849.79370	$1,458,608.12	$134.44
Current month additions	0.00000	0.00
Current month redemptions	(2,231.54750)	(300,380.56)
Net income (loss) for current month		(46,541.28)	(5.45)
Net asset value, end of current month	8,618.24620	$1,111,686.28	$128.99

	Monthly rate of return		-4.05%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,401.63
Unrealized trading gain (loss)	(232,556.61)
Less: Commissions	(3,658.68)
Less: Trading Fee paid to Managing Owner	(1,207.86)
Interest income	6,123.15

Total Income	(229,898.37)
EXPENSES
Broker service fees	0.00
Incentive fees	(15,803.97)
Management fees	17,139.33

Total Expenses	1,335.36

Net Income (Loss)	$(231,233.73)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	36,609.51267	$4,150,866.80	$113.38
Current month additions	0.00000	0.00
Current month redemptions	(188.53847)	(20,988.87)
Net income (loss) for current month		(231,233.73)	(6.34)

Net asset value, end of current month	36,420.97420	$3,898,644.20	$107.04

	Monthly rate of return		-5.59%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.02
Unrealized trading gain (loss)	(2,431.73)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(36.86)
Interest income	34.48

Total Income	(2,434.09)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$(2,434.09)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	742.39337	$63,215.08	$85.15
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(2,434.09)	(3.28)

Net asset value, end of current month	742.39337	$60,780.99	$81.87

	Monthly rate of return		-3.85%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$394,983.05
Unrealized trading gain (loss)	(514,101.70)
Less: Commissions	(8,670.17)
Less: Trading Fee paid to Managing Owner	(5,052.63)
Interest income	14,197.00

Total Income	(118,644.45)
EXPENSES
Broker service fees	0.00
Incentive fees	41,888.67
Management fees	43,162.56

Total Expenses	85,051.23

Net Income (Loss)	$(203,695.68)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	54,511.65864	$8,609,518.01	$157.94
Current month additions	0.00000	0.00
Current month redemptions	(142.31128)	(22,248.47)
Net income (loss) for current month		(203,695.68)	(3.74)

Net asset value, end of current month	54,369.34736	$8,383,573.86	$154.20

	Monthly rate of return		-2.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - LONG/SHORT COMMODITY SERIES - 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,890.92
Unrealized trading gain (loss)	(322,814.49)
Less: Commissions	(3,345.57)
Less: Trading Fee paid to Managing Owner	(2,843.46)
Interest income	2,258.88

Total Income	(324,853.72)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	17,113.33

Total Expenses	17,113.33

Net Income (Loss)	$(341,967.05)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	38,270.92304	$4,965,858.06	$129.76
Current month additions	0.00000	0.00
Current month redemptions	(245.90492)	(31,219.94)
Net income (loss) for current month		(341,967.05)	(8.98)

Net asset value, end of current month	38,025.01816	$4,592,671.07	$120.78

	Monthly rate of return		-6.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$19,232.94
Unrealized trading gain (loss)	(425,407.35)
Less: Commissions	(1,281.37)
Less: Trading Fee paid to Managing Owner	(6,449.64)
Interest income	10,503.61

Total Income	(403,401.81)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	19,316.14

Total Expenses	19,316.14

Net Income (Loss)	$(422,717.95)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	67,665.18639	$11,053,983.76	$163.36
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(422,717.95)	(6.24)

Net asset value, end of current month	67,665.18639	$10,631,265.81	$157.12

	Monthly rate of return		-3.82%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$11,420,948.38
Unrealized trading gain (loss)	(21,266,260.70)
Less: Commissions	(343,993.73)
Less: Trading Fee paid to Managing Owner	(140,149.15)
Interest income	32,286.40

Total Income	(10,297,168.80)
EXPENSES
Trading fees	5,234.50
Broker service fees	406,692.47
Incentive fees	(133,429.95)
Management fees	187,906.63

Total Expenses	466,403.65

Net Income (Loss)	$(10,763,572.45)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,783,093.97648	$241,924,312.74	$135.68
Current month additions	1,734.74412	226,237.28
Current month redemptions	(28,799.82970)	(3,831,464.00)
Net income (loss) for current month		(10,763,572.45)	(6.09)
Net asset value, end of current month	1,756,028.89098	$227,555,513.57	$129.59

	Monthly rate of return		-4.49%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$56,186.29
Unrealized trading gain (loss)	(1,903,112.25)
Less: Commissions	(23,883.77)
Less: Trading Fee paid to Managing Owner	(9,815.89)
Interest income	29,246.06

Total Income	(1,851,379.56)
EXPENSES
Trading fees	0.00
Broker service fees	61,062.73
Incentive fees	(146,496.03)
Management fees	113,394.55

Total Expenses	27,961.25

Net Income (Loss)	$(1,879,340.81)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	378,727.42027	$35,342,088.66	$93.32
Current month additions	30.50752	2,704.04
Current month redemptions	(7,292.34019)	(654,473.23)
Net income (loss) for current month		(1,879,340.81)	(4.99)
Net asset value, end of current month	371,465.58760	$32,810,978.66	$88.33

	Monthly rate of return		-5.35%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(0.05)
Unrealized trading gain (loss)	(139,411.14)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(2,099.84)
Interest income	1,839.03

Total Income	(139,672.00)
EXPENSES
Trading fees	0.00
Broker service fees	8,251.64
Incentive fees	0.00
Management fees	0.00

Total Expenses	8,251.64

Net Income (Loss)	$(147,923.64)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	53,426.66010	$3,627,220.19	$67.89
Current month additions	61.98717	4,077.42
Current month redemptions	(793.69956)	(52,372.51)
Net income (loss) for current month		(147,923.64)	(2.78)
Net asset value, end of current month	52,694.94771	$3,431,001.46	$65.11

	Monthly rate of return		-4.10%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$3,133,415.03
Unrealized trading gain (loss)	(4,082,059.53)
Less: Commissions	(68,696.98)
Less: Trading Fee paid to Managing Owner	(81,314.08)
Interest income	112,495.22

Total Income	(986,160.34)
EXPENSES
Trading fees	0.00
Broker service fees	35,840.32
Incentive fees	328,180.18
Management fees	271,405.79

Total Expenses	635,426.29

Net Income (Loss)	$(1,621,586.63)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	497,081.70847	$68,158,083.56	$137.12
Current month additions	8,159.88728	1,135,028.01
Current month redemptions	(10,131.96946)	(1,385,626.67)
Net income (loss) for current month		(1,621,586.63)	(3.24)
Net asset value, end of current month	495,109.62629	$66,285,898.27	$133.88

	Monthly rate of return		-2.36%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$13,798.25
Unrealized trading gain (loss)	(1,734,923.59)
Less: Commissions	(17,978.59)
Less: Trading Fee paid to Managing Owner	(15,173.67)
Interest income	12,319.92

Total Income	(1,741,957.68)
EXPENSES
Trading fees	0.00
Broker service fees	49,312.86
Incentive fees	0.00
Management fees	91,797.29

Total Expenses	141,110.15

Net Income (Loss)	$(1,883,067.83)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	246,847.84334	$26,548,637.70	$107.55
Current month additions	50.86499	5,059.38
Current month redemptions	(3,453.58231)	(348,231.77)
Net income (loss) for current month		(1,883,067.83)	(7.64)
Net asset value, end of current month	243,445.12606	$24,322,397.48	$99.91

	Monthly rate of return		-7.10%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$85,867.19
Unrealized trading gain (loss)	(1,819,344.53)
Less: Commissions	(5,466.15)
Less: Trading Fee paid to Managing Owner	(27,357.94)
Interest income	45,102.14

Total Income	(1,721,199.29)
EXPENSES
Trading fees	0.00
Broker service fees	83,628.99
Incentive fees	0.00
Management fees	82,325.88

Total Expenses	165,954.87

Net Income (Loss)	$(1,887,154.16)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	330,292.87999	$47,117,309.01	$142.65
Current month additions	128.48016	17,266.02
Current month redemptions	(3,283.26626)	(438,005.24)
Net income (loss) for current month		(1,887,154.16)	(5.68)
Net asset value, end of current month	327,138.09399	$44,809,415.63	$136.97

	Monthly rate of return		-3.98%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES